CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of F/m Compoundr High Yield Bond ETF, F/m Compoundr U.S. Treasury 10-Year Note ETF, and F/m Compoundr U.S. Aggregate Bond ETF, each a series of The RBB Fund, Inc, under the headings “Portfolio Holdings Information” and “General Information” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

August 11, 2025